Exhibit 5.1

Hogan Lovells US LLP 1601 Wewatta Street Suite 900 Denver, CO 80202 T +1 303 899 7300 F +1 303 899 7333 www.hoganlovells.com

December 22, 2023

Board of Directors

Laird Superfood, Inc.

5303 Spine Road, Suite 204

Boulder, CO 80301

Ladies and Gentlemen:

We are acting as counsel to Laird Superfood, Inc., a Delaware corporation (the “Company”), in connection with its registration statement on Form S‑3 (the “Registration Statement”), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the resale, from time to time, by the selling stockholder listed in the Registration Statement of up to 400,000 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), comprised of (a) 300,000 shares of Common Stock (the “Option Shares”) issuable upon the exercise of stock options (the “Options”) granted to the selling stockholder and (b) 100,000 shares of Common Stock (the “RSU Shares”) underlying restricted stock units (the “RSUs”) issued to the selling stockholder, which RSUs vest in equal parts on a quarterly basis over the four quarters following the date of grant, each issued in a private placement on August 3, 2023 (the “Private Placement”), pursuant to that certain Sponsorship and Support Agreement by and between the Company and the selling stockholder, dated as of August 3, 2023 (the “Sponsorship and Support Agreement”) as described in the prospectus that forms a part of the Registration Statement (the “Prospectus”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S‑K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed, including the Sponsorship and Support Agreement and the award agreements governing the Options and the RSUs. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other statutes, rules or regulations.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof, (a) the Option Shares have been duly authorized by all necessary corporation action on the part of the Company and, following (i) the exercise of the Options in accordance with their terms, (ii) the receipt by the Company of the exercise price for the Option Shares as specified in the award agreement governing the Options, and (iii) the issuance of the Option Shares thereunder, the Option Shares will be validly issued, fully paid, and nonassessable and (b) the RSU Shares, upon vesting, will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Act.

Very truly yours,

/s/ HOGAN LOVELLS US LLP

HOGAN LOVELLS US LLP